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                                                                    EXHIBIT 5.1




                                 June __, 1997


                                                                  C  00388-00002


Advanced Communication Systems, Inc.
10089 Lee Highway
Fairfax, Virginia  22030

     Re:  Proposed Registered Public Offering of Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel for Advanced Communication Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company on Form S-1, Registration Statement No. 333-23959 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on March 26, 1997, as amended. The Registration Statement covers a maximum of 2,875,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, comprised of (i) a maximum of 2,225,000 Shares to be issued and sold by the Company in the offering (includes an option to the Underwriters to purchase up to 375,000 additional Shares), and (ii) 650,000 Shares to be sold by certain selling stockholders of the Company in the offering.

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, and subject to receipt from the Commission of an order declaring the Registration Statement effective and
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Advanced Communication Systems, Inc.
June __, 1997
Page 2


compliance with applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and sold to the Underwriters as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement and under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                              Very truly yours,



                              GIBSON, DUNN & CRUTCHER LLP